Back to 8-k

Exhibit 99.1

CONTACTS:
Investor Relations		Media Relations
Gregg Haddad		Denise Malecki
813-206-3916		813-206-2747
gregg.haddad@wellcare.com		denise.malecki@wellcare.com

WELLCARE TO PRESENT
AT 30TH ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

Tampa, Florida (January 9, 2012) — WellCare Health Plans, Inc. (NYSE: WCG) today announced that it has been notified that its presentation time at the 30th Annual J.P. Morgan Healthcare Conference has been changed from the previously announced time to 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) on Tuesday, January 10, 2012. All other details remain the same, including the availability of a live broadcast of the conference presentation on the Company's website, www.wellcare.com.

###